UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 11, 2013

LEGG MASON, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland		21202

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(410) 539-0000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
   240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On Wednesday September 11, 2013, Legg Mason, Inc., at a luncheon for investors and analysts, will provide two measures of financial results that we have not previously released and are based on a methodology other than generally accepted accounting principles (“non-GAAP”). These measures are “Adjusted earnings before interest, taxes, depreciation and amortization” (“Adjusted EBITDA”) for the quarter ended June 30, 2013 and “EBITDA, Bank Defined” for the fiscal year ended March 31, 2013. We define Adjusted EBITDA, a performance measure, as Net income attributable to Legg Mason, Inc. (“Net income”) plus (i) interest expense, (ii) income tax provision, (iii) depreciation and amortization, (iv) amortization of intangible assets and (v) closed-end fund launch costs. EBITDA, Bank Defined, a liquidity measure, which is the measure of EBITDA that is used in the financial covenants of our bank credit agreement, is defined as Cash provided by operating activities plus (minus) (i) allocation of the repurchase prepayment of 2.5% convertible senior notes, (ii) interest expense, net of non-cash items, (iii) current income tax expense, (iv) gains/(losses) on investments and (v) net change of other assets and liabilities.

We believe that Adjusted EBITDA is useful to investors because it is based on a performance measure that is widely used as an estimate of the cash income from a business, as adjusted to exclude closed-end fund launch costs, which occur only from time to time upon the launch of funds. We believe that EBITDA, Bank Defined, is useful to investors as a refined liquidity measure that adds back certain cash items. These measures are provided in addition to Net income and Cash provided by operating activities and may not be comparable to non-GAAP performance measures, including measures of EBITDA or cash flow measures, of other companies. Further, Adjusted EBITDA and EBITDA, Bank Defined are not to be confused with Net income, Cash provided by operating activities or other measures of earnings or cash flows under GAAP, and are provided as a supplement to, and not in replacement of, such GAAP measures.

Attached hereto as Exhibit 99.1 and 99.2 and incorporated herein by reference are reconciliations of Adjusted EBITDA to Net income and EBITDA, Bank Defined, to Cash provided by operating activities, respectively.

Item 8.01	Other Events.

Legg Mason, Inc. will also report that it expects to incur an aggregate of approximately $10 million in severance and other costs in each of the quarters ended September 30, 2013 and December 31, 2013 in connection with several initiatives, including closing down or reorganizing certain businesses and its ongoing initiative to increase the efficiency of its global distribution and corporate operations. As a result of the changes that will give rise to the aggregate charges, Legg Mason expects to realize approximately $2.5 million in net increases in pre-tax earnings (including reduced costs and the elimination of losses at closed or reorganized businesses based on the losses incurred by the businesses in the quarter ended June 30, 2013) per quarter beginning with the fourth quarter of fiscal year 2014.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
	Exhibit No.	Subject Matter
	99.1 99.2	Reconciliation of Adjusted EBITDA to Net income Reconciliation of EBITDA, Bank Defined, to Cash provided by operating activities

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

Date: September 11, 2013	By:	/s/ Thomas C. Merchant

Thomas C. Merchant Executive Vice President and General Counsel

LEGG MASON, INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter
99.1 99.2	Reconciliation of Adjusted EBITDA to Net income Reconciliation of EBITDA, Bank Defined, to Cash provided by operating activities

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